For Immediate Release

October 4, 2022

Company Contact: Michael Caruso SVP, Corporate Finance & Investor Relations michael.caruso@broadstone.com 585.402.7842

Broadstone Net Lease Provides Updates on Third Quarter 2022 Results and Full Year Guidance

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL) ("BNL," the "Company," "we," "our," or "us"), today provided an update on the Company’s third quarter and year-to-date 2022 results.

MANAGEMENT COMMENTARY

“I am pleased to provide a preview of our third quarter activity,” said Chris Czarnecki, Chief Executive Officer. “Exceptional capital markets execution during the quarter allowed us to lock in a cost of capital that accretively complements our robust pipeline of recently closed and under control opportunities as we move toward finishing 2022 on a strong note. This, coupled with consistent and reliable portfolio performance, gives us great confidence in the guidance update provided with this release. We look forward to providing our full quarterly earnings release in the coming weeks.”

INVESTMENT ACTIVITY

▪
During the third quarter, we invested $204.5 million in 28 properties at a weighted average initial cash capitalization rate of 6.5%. Investments were more heavily weighted towards industrial opportunities ($175.9 million), with a smaller amount of restaurant ($12.8 million), healthcare ($9.2 million), and retail ($6.6 million) transactions. The leases had a weighted average initial term of nearly 21 years and minimum annual rent increases of 2.0%.
▪
Year-to-date, we have completed investments totaling $596.9 million and currently have $368.5 million of investment opportunities under control, which we define as under contract or executed letter of intent.
▪
During the third quarter, we sold one property for net proceeds of $1.7 million. Year-to-date, we have sold five assets for net proceeds of $18.8 million.

REAL ESTATE PORTFOLIO UPDATE

▪
Collected 100% of base rents due for the third quarter for all properties under lease, and our portfolio was 99.3% leased based on rentable square footage, with three of our 790 total properties vacant and not subject to a lease as of quarter end.

CAPITAL MARKETS ACTIVITY

▪
On August 1, 2022, we entered into a $200 million, five-year unsecured term loan and a $300 million, seven-year unsecured term loan, the proceeds of which were used to repay in full our $190 million term loan which was set to mature in 2024, and a portion of the outstanding borrowings on our unsecured revolving credit facility. In addition, we entered into interest rate swaps with a total notional value of $260 million to fix the SOFR component of the borrowing rate at a weighted average fixed interest rate of 2.59% until August 1, 2029.
▪
On August 12, 2022, we completed a forward equity offering of 13,000,000 shares for anticipated net proceeds of approximately $270.7 million. As of today, we have not received proceeds from the forward sale of shares.
▪
During the third quarter, we sold 962,200 shares of common stock for net proceeds of $20.3 million under our ATM Program.

2022 GUIDANCE

BNL is reaffirming today its guidance range for the 2022 full year and currently expects to report AFFO of between $1.38 and $1.40 per diluted share.

The guidance range is based on the following key assumptions:

i.
investments in real estate properties between $900 million and $1 billion, which has been revised higher;
ii.
dispositions of real estate properties between $50 million and $75 million, which has been revised lower; and
iii.
total cash general and administrative expenses between $31 million and $33 million, which is unchanged.

Our per share results for the year are sensitive to both the timing and amount of real estate acquisitions, dispositions, and capital markets activities that occur throughout the year.

The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company's ongoing operations, including, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance periods.

About Broadstone Net Lease, Inc.

BNL is a real estate investment trust that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. The Company utilizes an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of September 30, 2022, BNL's diversified portfolio consisted of 790 individual net leased commercial properties with 783 properties located in 44 U.S. states and seven properties located in four Canadian provinces across the industrial, healthcare, restaurant, retail, and office property types.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "should," "expect," "intend," "anticipate," "estimate," "would be," "believe," "continue," or other similar words. Forward-looking statements, including our 2022 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause BNL's actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property acquisitions, and the timing and uncertainty of completing these acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022, which you are encouraged to read, and is available on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds From Operations ("Core FFO"), Adjusted Funds from Operations ("AFFO"), Net Debt, and Net Debt to Annualized Adjusted EBITDAre. We believe the use of FFO, Core FFO, and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. We believe presenting Net Debt to Annualized Adjusted EBITDAre is useful to investors because it provides information about gross debt less cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Annualized Adjusted EBITDAre. You should not consider our Annualized Adjusted EBITDAre as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.